Registration No. __________

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SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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HUFFY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-0326270 (I.R.S. Employer Identification No.)

225 Byers Road Miamisburg, OH (Address of Principal Executive Offices)	45342 (Zip Code)

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HUFFY CORPORATION 1998 DIRECTOR STOCK OPTION PLAN

HUFFY CORPORATION 1998 KEY EMPLOYEE STOCK OPTION PLAN

HUFFY CORPORATION 1998 RESTRICTED SHARE PLAN

(Full Title of the Plan)

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Nancy A. Michaud, Secretary

Huffy Corporation

225 Byers Road

Miamisburg, Ohio 45342

(937)865-5431

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

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CALCULATION OF REGISTRATION FEE

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		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of		Offering	Aggregate	Registration
Securities	Amount to	Price Per	Offering	Fee
to be	be	Share	Price
Registered	Registered	(1)

Common	500,000	$9.12	$4,560,000	$1,140
Stock
$1.00 Par
Value

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h)(1) based upon the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on July 30, 2001, a date within 5 days of the date on which this Registration Statement is filed.

PART I

EXPLANATORY NOTE

This Registration Statement is filed pursuant to Instruction E to Form S-8 to register additional Common Stock issuable under the Huffy Corporation 1998 Director Stock Option Plan, the Huffy Corporation 1998 Key Employee Stock Option Plan and the Huffy Corporation 1998 Restricted Share Plan, each as amended (collectively the "Plans").

Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the Registrant's Registration Statement on Form S-8, filed May 7, 1998 (Registration No. 333-52095).

The documents containing information specified by Part I of this Registration Statement have been or will be sent or given to participants in the Plans as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act. Such documents are not required to be filed with the SEC but constitute (along with documents incorporated by reference into this Registration Statement) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
5	Opinion of Dinsmore & Shohl LLP, including its consent
23.1	Consent of KPMG LLP
23.2	Consent of Dinsmore & Shohl LLP (included in Exhibit 5)
24	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miamisburg, State of Ohio, on July 27, 2001.

HUFFY CORPORATION

By: /s/Nancy A. Michaud
Nancy A. Michaud Vice President-General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Principal Executive Officer:

/s/Don R. Graber

Don R. Graber

Chairman of the Board, President and

Chief Executive Officer

Director

Principal Financial Officer:

/s/Robert W. Lafferty

Robert W. Lafferty

Vice President - Finance and Treasurer

Controller:

/s/Timothy G. Howard

Timothy G. Howard

Vice President - Controller

Directors:

*

__________________________________

W. Anthony Huffman

Director

*

__________________________________

Linda B. Keene

Director

*

__________________________________

Jack D. Michaels

Director

*

__________________________________

James F. Robeson

Director

*

__________________________________

Thomas C. Sullivan

Director

*

__________________________________

Joseph P. Viviano

Director

*Indicates Nancy A. Michaud has the power of attorney to sign on each individuals behalf.

EXHIBIT INDEX

Exhibit No.	Description	Page
5	Opinion of Dinsmore & Shohl LLP, including its consent
23.1	Consent of KPMG LLP
23.2	Consent of Dinsmore & Shohl LLP (included in Exhibit 5)
24	Power of Attorney

Exhibit 5 and 23.2

Charles F. Hertlein, Jr.

(513) 977-8315

August 1, 2001

Huffy Corporation

225 Byers Road

Miamisburg, OH 45342

Ladies and Gentleman:

This opinion is rendered for use in connection with the Registration Statement on Form S-8 prescribed pursuant to the Securities Act of 1933, to be filed by Huffy Corporation (the "Company") with the Securities and Exchange Commission, under which an additional 500,000 shares of the Company's Common Stock, $1.00 par value ("Common Stock") are to be registered for issuance pursuant to the Huffy Corporation 1998 Director Stock Option Plan, the Huffy Corporation 1998 Key Employee Stock Option Plan and the Huffy Corporation 1998 Restricted Share Plan, each as amended (collectively, the "Plans").

We hereby consent to the filing of this opinion as Exhibits 5 and 23.2 to the Registration Statement and to the reference to our name in the Registration Statement.

As counsel to the Company, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purpose of this opinion, including the Company's Articles of Incorporation and Code of Regulations, both as amended, and the record of proceedings of the shareholders and of the directors of the Company.

Based upon the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Ohio.

2. When the Registration Statements shall have been declared effective by order of the Securities and Exchange Commission and up to an additional 500,000 shares of the Company's Common Stock to be issued pursuant to the Plans shall have been issued upon the terms set forth in the Plans, such shares will be legally and validly issued and outstanding, fully paid and non-assessable.

Very truly yours,

DINSMORE & SHOHL LLP

/s/Charles F. Hertlein, Jr.

Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors

Huffy Corporation:

We consent to the incorporation by reference in this Registration Statement of Huffy Corporation on Form S-8 (relating to the registration of shares in connection with the Huffy Corporation 1998 Director Stock Option Plan, 1998 Key Employee Stock Option Plan, and 1998 Restricted Share Plan) of our report dated February 2, 2001, relating to the consolidated balance sheets of Huffy Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three year period ended December 31, 2000, which report appears in the Annual Report on Form 10-K of Huffy Corporation for the year ended December 31, 2000, and our report dated February 2, 2001 relating to the financial statement schedule for each of the years in the three-year period ended December 31, 2000, which report appears in Huffy Corporation's 2000 Annual Report on Form 10-K.

KPMG LLP

/s/KPMG LLP

Cincinnati, Ohio

July 31, 2001

Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nancy A. Michaud, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign and execute on behalf of the undersigned any Registration Statements filed under the Securities Act of 1933 or any amendment or amendments to such Registration Statements relating to shares to be offered for sale, sold, and/or issued under one or more of the following plans: Huffy Corporation 1998 Director Stock Option Plan, Huffy Corporation 1998 Key Employee Stock Option Plan and Huffy Corporation 1998 Restricted Share Plan; and to perform any acts necessary to be done in order to file such Registration Statement with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or her substitutes, shall do or cause to be done by virtue hereof.

/s/W. Anthony Huffman

W. Anthony Huffman

Director

/s/Linda B. Keene

Linda B. Keene

Director

/s/Jack D. Michaels

Jack D. Michaels

Director

/s/James F. Robeson

James F. Robeson

Director

/s/Thomas C. Sullivan

Thomas C. Sullivan

Director

/s/Joseph P. Viviano

Joseph P. Viviano

Director